Exhibit 15.1

August 4, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated July 28, 2021 on our review of interim financial information of Vale S.A., which is included in the Company’s Report on Form 6-K furnished to the SEC on July 29, 2021 is incorporated by reference in this Registration Statement on Form F-3 of Vale S.A. and Vale Overseas Ltd.

Very truly yours,

/s/PricewaterhouseCoopers

Auditores Independentes

PricewaterhouseCoopers, Rua do Russel 804, 6º e 7º, Edifício Manchete, Rio de Janeiro, RJ, Brasil, 22210-907,

T: +55 (21) 3232 6112, www.pwc.com.br